Exhibit 10.1

MASTER REPURCHASE AGREEMENT
between:
ROYAL BANK OF CANADA, as Buyer
and
DHI MORTGAGE COMPANY, LTD., as Seller
Dated as of April 4, 2023

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SCHEDULES AND EXHIBITS
SCHEDULE 1        Representations and Warranties re: Eligible Mortgage Loans
SCHEDULE 2        Current Indebtedness
SCHEDULE 3        Authorized Representatives of Seller
SCHEDULE 4        Wire Instructions

EXHIBIT A        Reserved
EXHIBIT B        Form of Secretary’s Certificate and Resolutions
EXHIBIT C        Form of Power of Attorney
EXHIBIT D        Form of Servicer Notice
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MASTER REPURCHASE AGREEMENT
This is a MASTER REPURCHASE AGREEMENT, dated as of April 4, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, this “Repurchase Agreement”), between DHI MORTGAGE COMPANY, LTD., a Texas limited partnership (including its successors in interest and permitted assigns, the “Seller”), and ROYAL BANK OF CANADA, a Canadian chartered bank, acting through its Toronto Branch (including its successors in interest and permitted assigns and, with respect to Section 17 hereof, its participants, the “Buyer”).
SECTION 1.APPLICABILITY
From time to time the parties hereto may enter into transactions in which Seller agrees to transfer Mortgage Loans to Buyer on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain after the related Purchase Date which in no event will exceed one (1) year following the Purchase Date, against the transfer of funds by Seller. Each such transaction will be referred to herein as a “Transaction” and will be governed by this Repurchase Agreement (including any supplemental terms or conditions contained in any Transaction Confirmation or schedules or exhibits identified herein, as applicable hereunder), unless otherwise agreed in writing. For the avoidance of doubt, and for administrative and tracking purposes, the purchase and sale of each Mortgage Loan hereunder shall be deemed a separate Transaction. This Repurchase Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Repurchase Agreement.
SECTION 2.DEFINITIONS
As used herein, the following terms will have the following meanings (all terms defined in this Section 2 or in other provisions of this Repurchase Agreement in the singular to have the same meanings when used in the plural and vice versa). Any capitalized terms used but not defined herein shall have the meanings set forth in the Pricing Side Letter.
“1934 Act” means the Securities Exchange Act of 1934, as amended.
“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.
“Actual Price Differential” has the meaning set forth in Section 9(c) hereof.
“Additional Purchased Assets” means Eligible Mortgage Loans and Cash Margin.
“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Agency” means Freddie Mac, Fannie Mae, or GNMA, as applicable.
“Agency Approval” has the meaning set forth in Section 10(aa) hereof.
“Agency Mortgage Loan” means a Conforming Mortgage Loan, FHA Loan, USDA Loan, or VA Loan.
“Agency Guidelines” means the GNMA Guide, the Fannie Mae Guide and/or the Freddie Mac Guide, the FHA Regulations and/or the VA regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time by GNMA, Fannie Mae or Freddie Mac, FHA or VA, as applicable.
“Agency-Required eNote Legend” means the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth in the Custodial Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.
“Agency Security” means a mortgage-backed security issued by an Agency.
“Anti-Money Laundering Laws” means all applicable anti-money laundering laws and regulations, including, without limitation, the USA PATRIOT Act of 2001, as amended.
“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.
“Approved eMortgage Takeout Investor” means an institution which has made a Takeout Commitment and that has been specifically approved in writing by Buyer for purchases of eMortgage Loans and with which Buyer and Seller have entered into an eNote Control and Bailment Agreement; provided, however, that Buyer will use good faith efforts to give Seller five (5) Business Days’ written notice of Buyer’s election to withdraw or remove its prior approval of any Approved eMortgage Takeout Investor described herein and no such elective withdrawal or removal of Buyer’s approval of any such Approved eMortgage Takeout Investor shall affect or impair the acceptability of any Takeout Commitment covering any Purchased Asset purchased before the effective date of such removal; and provided, further, that if at any time such eNote Control and Bailment Agreement ceases to be in full force and effect or if such Approved eMortgage Takeout Investor shall fail to perform any of its obligations thereunder, such Approved eMortgage Takeout Investor shall cease to be an Approved eMortgage Takeout Investor automatically upon any such failure.
“Assignment and Acceptance” has the meaning set forth in Section 17 hereof.
“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.
“Authoritative Copy” means, with respect to an eNote, the single unique, identifiable and legally controlling copy of such eNote meeting the requirements of Section 16(c) of UETA and Section 7201(c) of E-SIGN, and that is registered on the MERS eRegistry and stored, at all times, in an eVault that complies with applicable eCommerce Laws, maintained by the Person named in the Location specified in the MERS eRegistry.

“Authorized Representative” means, for the purposes of this Repurchase Agreement only, an agent or Responsible Officer of Seller listed on Schedule 3 hereto, as such Schedule 3 may be amended from time to time.
“Bankruptcy Code” means the U.S. Bankruptcy Code of 1978, as amended from time to time.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership meeting the requirements of the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Breakage Costs” has the meaning set forth in Section 3(d)(ii) hereof.
“Breakage Date” has the meaning set forth in Section 3(d)(ii) hereof.
“Breakage Days” has the meaning set forth in Section 3(d)(ii) hereof.
“Business Day” means a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order, or governmental decree to be closed in the State of New York, or (iii) any day on which the New York Stock Exchange is closed.
“Buyer” has the meaning set forth in the preamble hereto.
“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Repurchase Agreement, the amount of such obligations is the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents” means (a) securities with maturities of ninety (90) days or less after the date of acquisition issued or fully guaranteed or insured by the U.S. government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of ninety (90) days or less after the date of acquisition and overnight bank deposits of any commercial bank, which commercial bank is organized under the laws of the United States of America or any state thereof, having capital and surplus in excess of $500,000,000, and rated at least A-1 by S&P and P-1 by Moody’s, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, and (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, provided that the commercial paper is Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-U.S. jurisdiction and is not issued by an asset backed commercial paper conduit or structured investment vehicle.

“Cash Margin” means cash or Cash Equivalents with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the U.S. government or any agency thereof.
“Change in Control” means any of the following events:
(a)any transaction or event as a result of which DR Horton, Inc., a Delaware corporation, ceases to own, directly or indirectly, at least fifty-one percent (51%) of the general and limited partnership interests in Seller;
(b)the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction);
(c)the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders, partners, certificateholders, or members of Seller immediately prior to such merger, consolidation, or other reorganization; or
(d)the termination or cessation of substantially all of Seller’s existing business as conducted on the date of this Repurchase Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral Agent” means U.S. Bank in its capacity as collateral agent under the Intercreditor Agreement.
“Confidential Information” has the meaning set forth in Section 29(b) hereof.
“Confidential Terms” has the meaning set forth in Section 29(a) hereof.
“Conforming Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans, as determined by Buyer in its sole discretion.
“Control” means, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
“Control Failure” has the meaning assigned to such term in the Custodial Agreement.
“Controller” means, with respect to an eNote, the Person identified on the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of the UETA or E-SIGN, as applicable.

“Costs” has the meaning set forth in Section 14(a) hereof.
“Custodial Agreement” means (a) the Custodial Agreement, dated as of April 4, 2023, among Seller, Buyer, and U.S. Bank, and (b) each other custodial agreement approved by the Buyer from time to time, as each may be amended, restated, supplemented, or otherwise modified from time to time. All references to “Custodial Agreement” shall mean the applicable Custodial Agreement.
“Custodian Asset Transmission” has the meaning set forth in the Custodial Agreement.
“Custodian” means U.S. Bank and each other custodian approved by the Buyer and Seller from time to time, in each case, including any successor thereto under the related Custodial Agreement. All references to “Custodian” shall mean the applicable Custodian.
“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Delaware LLC Act” means Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.
“Delegatee” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who, in such capacity, is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Diligence Provider” means a Person mutually agreed by upon by the Seller and Buyer.
“Division/Series Transaction” means, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two (2) or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one (1) or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines, requirements, and directives thereunder or issued in connection therewith or in implementation thereof.
“Dollar(s)” and “$” means lawful money of the United States of America.
“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Due Diligence Costs” has the meaning set forth in Section 16 hereof.

“Due Diligence Review” means the performance by Buyer of any or all of the reviews permitted under Section 16 hereof with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.
“Early Repurchase” has the meaning set forth in Section 3(d)(ii) hereof.
“eClosing System” means the systems and processes used in the origination and closing of an eMortgage Loan and through which the eNote and other Mortgage Loan documents are accessed, presented and signed electronically.
“eClosing Transaction Record” means, for each eMortgage Loan, a record of each eNote and Electronic Record presented and signed using the eClosing System and all actions relating to the creation, execution, and transferring of the eNote and such other Electronic Records required to be maintained pursuant to Agency Guidelines and required to demonstrate compliance with all applicable eCommerce Laws. An eClosing Transaction Record shall include, without limitation, systems logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing of each eNote and Electronic Record, together with identifying information that can be used to verify the Electronic Signature (as such term is defined on the related Agency-Required eNote Legend) and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each Electronic Signature.
“eCommerce Laws” means E-SIGN, the UETA, any applicable state or local equivalent or similar laws and regulations, and any rules, regulations and guidelines promulgated under any of the foregoing.
“Effective Date” means the date on which the conditions precedent set forth in Section 3(a) hereof have been satisfied.
“Electronic Record” means, with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created, generated, communicated, delivered or stored by electronic means and capable of being accurately reproduced in perceivable form.
“Electronic Tracking Agreement” means one (1) or more electronic tracking agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Buyer and as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Eligible Mortgage Loan” means a Mortgage Loan which complies with the representations and warranties set forth on Schedule 1 hereto and is otherwise identified as an Eligible Mortgage Loan Product in the Pricing Side Letter.
“eMortgage Loan” means a Mortgage Loan (i) with respect to which there is an eNote registered on the MERS eRegistry in compliance with the MERS eRegistry Procedures Manual and conforms to all applicable Agency Guidelines and (ii) as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.

“eNote” means, with respect to any eMortgage Loan, the Mortgage Note that is electronically issued, created, presented and executed in accordance with the requirements of, and is a valid and enforceable Transferable Record under, applicable eCommerce Laws and otherwise conforms to all applicable Agency Guidelines.
“eNote Control and Bailment Agreement” means a master control and bailment agreement, by and among an Approved eMortgage Takeout Investor, Buyer, and Seller, setting forth the bailment terms and conditions for all transfers of the Control and/or Location of eNotes and deliveries of the Authoritative Copies thereof, from Buyer to an Approved eMortgage Takeout Investor (or their respective designees) for the purposes of such Approved eMortgage Takeout Investor’s inspection and determination to purchase related eMortgage Loans from Seller, all in such form and containing such terms and conditions as approved by Buyer in its sole and absolute discretion.
“eNote Delivery Requirements” has the meaning set forth in Section 3(b)(xii) hereof.
“EO13224” means Executive Order 13224 issued on September 24, 2001.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and administrative rulings issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any Person which is treated as a single-employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single-employer described in Section 414 of the Code.
“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“E-SIGN” means the Electronic Signatures In Global and National Commerce Act, Pub. L. No. 106-229, 114 Stat. 464 (codified at 15 U.S.C. §§ 7001 et seq.), as the same may be supplemented, amended, recodified or replaced from time to time.
“Eurodollar” means Dollars on deposit in a bank outside the United States of America, its territories, and possessions, which are available for transfer to and from the United States of America, its territories, and possessions.
“eVault” means an electronic storage system that uses computer hardware and software established and maintained by an eVault Provider to store and maintain eNotes and other Electronic Records, including any and all addenda, amendments, supplements or other modifications of eNotes that are Electronic Records, in compliance with applicable eCommerce Laws and Agency Guidelines.

“eVault Provider” means Document Systems, Inc., d/b/a DocMagic, or its successor in interest or assigns, or such other entity agreed upon by Seller, Custodian and Buyer.
“Event of Default” has the meaning specified in Section 12 hereof.
“Event of ERISA Termination” means, with respect to Seller, (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, (iii) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any Plan, (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.
“Exception Report” shall have the meaning set forth in the Custodial Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits (however denominated), franchise Taxes and branch profits Taxes, in each case, that are imposed on Buyer or other recipient of any payment hereunder (i) as a result of being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Repurchase Agreement or any Facility Document, or sold or assigned an interest in any Purchased Asset); (b) any Tax imposed on Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 7 hereof; (c) any withholding Tax that is imposed on amounts payable to or for the account of Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Repurchase Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Expenses” means all present and future expenses incurred by or on behalf of Buyer in connection with this Repurchase Agreement or any of the other Facility Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses include the cost of title, lien, judgment and other record searches; attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.
“Facility Document(s)” means, individually or collectively, as the context may require, this Repurchase Agreement, each Transaction Confirmation, the Custodial Agreement, the Electronic Tracking Agreement, the Pricing Side Letter, any Servicer Notice, the Joint Securities Account Control Agreement, the Intercreditor Agreement, and each Power of Attorney.
“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.
“Fannie Mae Guide” means the Fannie Mae MBS Selling and Servicing Guide, as the same may hereafter from time to time be amended.
“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“FDIA” means the Federal Deposit Insurance Act, as amended.
“FDICIA” means the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended.
“FHA” means the Federal Housing Administration, an agency within HUD, and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulations.
“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.
“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” means mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.
“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” means the regulations promulgated by HUD under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices, and mortgagee letters.
“FICO” means the Mortgagor’s credit score as defined in the Underwriting Guidelines.
“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities), and computer fraud in an aggregate amount acceptable to Buyer.
“Financial Officer’s Compliance Certificate” means the certificate delivered by Seller pursuant to Section 11(d) hereof substantially in the form of Exhibit B to the Pricing Side Letter.
“Financial Statements” means the consolidated financial statements of Seller prepared in accordance with GAAP for the year or other period then ended.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.
“Freddie Mac Guide” means the Freddie Mac Single-Family Seller/Servicer Guide, as the same may hereafter from time to time be amended.
“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and includes, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors, and successors.
“GLB Act” means the Gramm-Leach-Bliley Act, as amended.
“GNMA” means the Government National Mortgage Association or any successor thereto.
“GNMA Guide” means the GNMA Mortgage-Backed Securities Guide I or II, as applicable, as the same may hereafter from time to time be amended.
“GNMA Security” means a fully-modified pass-through mortgage-backed security (which may include a participation certificate) that is (i) guaranteed by GNMA and (ii) backed or collateralized by, or representing an interest in, a pool of Mortgage Loans.

“Governmental Authority” means any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government and any corporation, partnership, or other entity directly or indirectly owned by or controlled by the foregoing.
“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person will be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs have correlative meanings.
“Hash Value” means, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.
“HECM Handbook” means the regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to HECM Loans, including, but not limited to, the HUD Home Equity Conversion Mortgage Handbook 4235.1 REV-1 and any subsequent revisions thereto and any other handbook or mortgagee letters, circulars, notices, or other issuances issued by HUD applicable to the HECM Loans, as amended, modified, updated, or supplemented from time to time.
“HECM Loan” means a HUD insured, first lien, adjustable or fixed rate reverse mortgage loan on a one- to-four family residential property and underwritten, originated by the Seller and serviced by the Servicer in accordance with the HECM Handbook.
“High Cost Mortgage Loan” means a Mortgage Loan classified as a (a) “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended; or (b) “high cost”, “threshold”, “covered”, or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).
“HUD” means the U.S. Department of Housing and Urban Development and any successor thereto.
“Income” means, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends, or other distributions payable thereon.

“Indebtedness” means, with respect to any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) obligations of such Person under Interest Rate Protection Agreements, hedging transactions, swap agreements or like arrangements; (h) Indebtedness of others Guaranteed by such Person; (i) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (j) Indebtedness of general partnerships of which such Person is a general partner; and (k) with respect to clauses (a) through (j) above both on and off balance sheet.
“Indemnified Party” has the meaning set forth in Section 14(a) hereof.
“Indemnified Taxes” means Taxes other than Excluded Taxes imposed on or with respect to any payment or accrual made by or on account of any obligation of Seller hereunder or under any other Facility Document and Other Taxes.
“Insolvency Event” means, for any Person:
(a)that such Person discontinues or abandons operation of its business;
(b)that such Person fails generally to, or admit in writing its inability to, pay its debts as they become due;
(c)a proceeding has been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and such involuntary proceeding is not stayed or dismissed within sixty (60) days of the date of the filing thereof;
(d)the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors;

(e)that such Person becomes insolvent; or
(f)if such Person is a corporation, such Person, or any of their Subsidiaries, takes any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clause (a), (b), (c), (d), or (e).
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of April 4, 2023, among Buyer, Seller, and such other parties thereto and as joined from time to time, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.
“Interest Rate Protection Agreement” means, with respect to any or all of the Mortgage Loans, any short sale of a Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap, or collar agreement or Takeout Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and an Affiliate of Buyer, and acceptable to Buyer.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IRS” means the U.S. Internal Revenue Service and any successor thereto.
“Joint Securities Account Control Agreement” means that certain Joint Securities Account Control Agreement, dated as of April 4, 2023, among Seller, Buyer, and such other parties thereto and as joined from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Late Payment Fee” means the excess of the Price Differential paid as a result of its calculation at the Post-Default Rate over the Price Differential as would have been calculated at the Pricing Rate.
“Lien” means any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust, or other encumbrance.
“Location” means, with respect to an eNote, the Person identified on the MERS eRegistry as the Person that stores and maintains the Authoritative Copy of such eNote, as the Controller of such eNote or as such Controller’s designated custodian.

“Lockbox Account” means the account, governed by the Lockbox Account Control Agreement, into which all collections and proceeds on and subject to the Mortgage Loans shall be deposited pursuant to Section 5 hereof and the Intercreditor Agreement.
“Lockbox Account Control Agreement” means that certain Deposit Account Control Agreement, dated as of March 26, 2008, among Collateral Agent, Seller, and JPMorgan Chase Bank, National Association, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“LTV” means, with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.
“Margin Call” has the meaning specified in Section 4(b) hereof.
“Margin Deficit” has the meaning specified in Section 4(b) hereof.
“Market Value” means, as of any date of determination, with respect to any Mortgage Loan, the price at which such Purchased Asset could readily be sold as determined by Buyer in its sole discretion.
“Material Adverse Effect” means a material adverse effect on (a) the Property, business, operations, or condition (financial or otherwise) of Seller; (b) the ability of Seller to perform its obligations under any of the Facility Documents to which it is a party; (c) the validity or enforceability of any of the Facility Documents; (d) the rights and remedies of Buyer under any of the Facility Documents; or (e) the timely payment of any amounts payable under the Facility Documents, in each case as determined by Buyer in its sole discretion.
“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS eDelivery” means the electronic system, operated and maintained by the Electronic Agent that is used by MERS eRegistry to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” means the electronic registry, operated and maintained by the Electronic Agent, that serves as the system of record to identify the current Controller and Location of the Authoritative Copy of an eNote, and any other Person who is authorized by the Controller to make certain updates or initiate certain actions in the MERS eRegistry on behalf of Controller with respect to such eNote.
“MERS eRegistry Procedures Manual” means the MERS eRegistry Procedures Manual issued by MERS, amended, replaced, supplemented or otherwise modified and in effect from time to time.

“MERS System” means the mortgage electronic registry system operated by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership, including MERS eRegistry.
“MIN” means the mortgage identification number for any Mortgage Loan registered on the MERS System, and, in the case of eMortgage Loans, the eNote evidencing such eMortgage Loan.
“Minimum Price Differential” means, on any day, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) to the Minimum Purchase Amount on a 360 day per year basis for the actual number of days during the period commencing on (and including) the first day of the prior calendar month and ending on (but excluding) the last day of such prior calendar month.
“Monthly Payment” means the scheduled monthly payment of principal and interest on a Mortgage Loan.
“Moody’s” means Moody’s Investor’s Service, Inc., or any successor thereto.
“Mortgage” means each mortgage, assignment of rents, security agreement, and fixture filing, or deed of trust, assignment of rents, security agreement, and fixture filing, deed to secure debt, assignment of rents, security agreement, and fixture filing, or similar instrument creating and evidencing a first lien on real property and other property and rights incidental thereto.
“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in the Custodial Agreement.
“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Loan” means any first lien, one- to four-family residential mortgage loan evidenced by a Mortgage Note and a Mortgage which includes, without limitation, (i) the documents comprising the Mortgage File and (ii) all right, title, and interest of the related Mortgagor in and to the Mortgaged Property covered by such Mortgage.
“Mortgage Loan Schedule” means, with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer and Custodian, which provides information (including, without limitation, the information set forth on the related exhibit to the Custodial Agreement) relating to the Eligible Mortgage Loans proposed to be subject to a Transaction in a format acceptable to Buyer.
“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor, which may be in the form of an eNote, secured by a Mortgage.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” means the obligor(s) on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor(s) thereunder.
“Multiemployer Plan” means, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is (or was at any time during the current year or the immediately preceding five (5) years) contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.
“Net Income” means, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.
“Non-Owner Occupied GSE Loan” means a Conforming Mortgage Loan secured by a residential property which is (a) non-owner occupied and (b) used either (i) for business or investment purposes to the extent permitted and/or required pursuant to the applicable Agency’s Underwriting Guidelines or (ii) as a second home.
“Obligations” means (a) any amounts owed by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Facility Documents; and (b) all other obligations or amounts owed by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Originator” means an originator of a Mortgage Loan, which originator has been approved by Buyer in its sole discretion.
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Facility Document.
“Participation Register” has the meaning specified in Section 18(c) hereof.
“Payment Date” means the date specified as such in the related Transaction Confirmation; provided that the final Payment Date shall be the related Repurchase Date; and provided, further, that if any Payment Date would fall on a day which is not a Business Day, such Payment Date shall be the next succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Protection Act” means the Pension Protection Act of 2006, as amended.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association, or government (or any agency, instrumentality, or political subdivision thereof), including, but not limited to, Seller.
“Plan” means, with respect to Seller any employee benefit or similar plan that is (or was at any time during the current year or immediately preceding five (5) years) established, maintained, or contributed to by Seller or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
“Power of Attorney” means a power of attorney substantially in the form of Exhibit C hereto.
“Price Differential” means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction); provided that to the extent the Price Differential due on any Repurchase Date or Payment Date is, at any time, less than the Minimum Price Differential, the Price Differential shall be the Minimum Price Differential.
“Pricing Rate” means a rate per annum equal to the sum of (a) SOFR plus (b) the Pricing Spread.
“Pricing Side Letter” means the pricing side letter, dated as of April 4, 2023, between Seller and Buyer, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible.
“Purchase Date” means the date on which Purchased Assets are transferred by Seller to Buyer.
“Purchase Price” means, with respect to each Purchased Asset:
(a)the Asset Value of such Purchased Asset on the Purchase Date; or
(b)on any day after the Purchase Date, except where Buyer and Seller agree otherwise, the amount determined under the immediately preceding clause (a) decreased by the amount of any cash transferred by Seller to Buyer and applied to reduce the Obligations under this Repurchase Agreement.

“Purchased Assets” means the Mortgage Loans sold by Seller to Buyer in a Transaction as evidenced by the related Transaction Confirmation and the Trust Receipt.
“Qualified Insurer” means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and acceptable under the Underwriting Guidelines.
“Qualified Mortgage Loan” means a Mortgage Loan which is a “Qualified Mortgage” as defined in 12 C.F.R. § 1026.43(e).
“Records” means all instruments, agreements, and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Asset. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Asset and any other instruments necessary to document or service a Mortgage Loan. For clarification purposes, and not in limitation of the foregoing, the “Record” of an eMortgage Loan specifically includes the eMortgage Loan’s eClosing Transaction Record, the version of the eClosing System used to the origination of such eMortgage Loan, and any and all files, documents, records, systems logs, audit trail and other data and information relating to the related eNote and other electronic documents throughout the life of such eMortgage Loan.
“Register” has the meaning set forth in Section 18(b) hereof.
“Regulation D, T, U, or X” means Regulation D, T, U, or X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Regulation Z” means Regulation Z of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under PBGC Reg. § 4043.
“Repurchase Agreement” means this Master Repurchase Agreement, dated as of the date hereof, between Buyer and Seller, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof.
“Repurchase Assets” has the meaning set forth in Section 8(a) hereof.
“Repurchase Date” means the Transaction Termination Date.
“Repurchase Price” means the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination.

“Required Delivery Item” has the meaning set forth in Section 3(c)(i) hereof.
“Required Delivery Time” has the meaning set forth in Section 3(c)(i) hereof.
“Required Recipient” has the meaning set forth in Section 3(c)(i) hereof.
“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, procedure, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, (i) all requests, rules, guidelines, requirements, and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Act.
“Responsible Officer” means, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Scheduled HECM Payments” means, on any date, the term or tenure monthly disbursements made to the borrower of a HECM Loan.
“SEC” means the U.S. Securities and Exchange Commission and any successor thereto.
“Seller” has the meaning set forth in the preamble hereof.
“Servicer” means (a) Seller and (b) any third-party servicer acceptable to Buyer in its sole discretion and any of their successors or permitted assigns.
“Servicer Account” means, with respect to the Purchased Assets serviced by the Servicer, the account into which Servicer deposits or collects on account of the Purchased Assets for the benefit of Seller.
“Servicer Notice” means a notice acknowledged by a third party Servicer substantially in the form of Exhibit D hereto.
“Servicing Agent” means, with respect to an eNote, the field entitled, “Servicing Agent” in the MERS eRegistry.
“Servicing Agreement” means any servicing agreement entered into between Seller and a third party Servicer, as the same may be amended from time to time.

“Servicing Rights” means the rights of any Person to administer, service, or subservice the Purchased Assets or to possess related Records.
“Single-Employer Plan” means a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.
“SIPA” means the Securities Investor Protection Act of 1970, as amended.
“SOFR” means, for the purposes of calculating the Pricing Rate, the average of SOFR for each U.S. Government Securities Business Day (as defined in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc.) for the period starting on the second (2nd) U.S. Government Securities Business Day prior to the Effective Date and ending on the second (2nd) U.S. Government Securities Business Day prior to the Transaction Termination Date.
“Statement Date” has the meaning set forth in Section 10(c) hereof.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, or other entity has or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one (1) or more Subsidiaries of such Person or by such Person and one (1) or more Subsidiaries of such Person.
“Takeout Commitment” means a commitment of Seller to sell one (1) or more Mortgage Loans to a Takeout Investor, and the corresponding Takeout Investor’s commitment back to Seller to effectuate the foregoing.
“Takeout Investor” means any institution which has made a Takeout Commitment and has been approved by Buyer.
“Tax Compliance Certificate” has the meaning set forth in Section 7(b)(ii) hereof.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.
“Transaction” has the meaning specified in Section 1 hereof.
“Transaction Confirmation” has the meaning specified in Section 3(c)(ii) hereof.
“Transaction Request” means a request from Seller to Buyer to enter into a Transaction.

“Transaction Termination Date” means the date that is ninety (90) days following the initial Purchase Date for a Transaction.
“Transfer of Control” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.
“Transfer of Control and Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
“Transferable Record” means an Electronic Record under E-SIGN and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record” within the meaning of Section 16 of UETA, Section 201 of E-SIGN (codified at 15 U.S.C. § 7021), and other applicable eCommerce Laws, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.
“Treasury Security” means any bill, note, or bond issued and guaranteed by the U.S. Department of the Treasury.
“Trust Receipt” has the meaning set forth in the Custodial Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“UETA” means the Uniform Electronic Transactions Act, as adopted in the relevant jurisdiction, and as may be supplemented, modified or replaced from time to time.
“Underwriting Guidelines” means the GNMA Guide, the Fannie Mae Guide, and/or the Freddie Mac Guide, the FHA Regulations, the VA Regulations, and/or the regulations of the USDA, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time by GNMA, Fannie Mae, or Freddie Mac, FHA, VA, or the USDA, as applicable.
“U.S. Bank” means U.S. Bank National Association or its successors in interest and assigns.
“U.S. Government Securities Business Day” has the meaning set forth in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc.

“Unscheduled HECM Payments” means, on any date, any disbursement made to a borrower of a HECM Loan under the terms of the related HECM Loan documents other than a Scheduled HECM Payment.
“USDA” means the U.S. Department of Agriculture.
“USDA Approved Lender” means a lender which is approved by the USDA to act as a lender in connection with the origination of USDA Loans.
“USDA Loan” means a Mortgage Loan originated in accordance with the criteria in effect at the time of origination and established by, and guaranteed by, the USDA.
“USDA Loan Guaranty Agreement” means the obligation of the USDA to pay a specific percentage of a USDA Loan (subject to a maximum amount) upon default of the Mortgagor.
“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.
“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.
“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.
SECTION 3.INITIATION; TERMINATION
(a)Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer has received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which is satisfactory in form and substance to Buyer and its counsel:
(i)Facility Documents. The Facility Documents duly executed by the parties thereto.
(ii)Opinions of Counsel. An opinion or opinions of counsel to Seller in form and substance acceptable to Buyer, covering corporate matters, enforceability, creation and perfection of security interest, the Investment Company Act, and bankruptcy safe harbors. Notwithstanding anything set forth herein to the contrary, in the event that any further opinion(s) of counsel shall be required in connection with a subsequent Transaction or amendment or modification of this Agreement, Buyer and Seller shall use good faith efforts to mutually agree upon attorneys’ fees with respect thereto and payment of the same.

(iii)Seller Organizational Documents. An officer’s certificate of Seller, substantially in the form of Exhibit B hereto, attaching and certifying to (A) a certificate of existence of Seller; (B) certified copies of the organizational documents of Seller; (C) resolutions or other company authority for Seller, substantially in the form of Exhibit B hereto, with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by Seller from time to time in connection herewith; (D) an incumbency certificate of the secretary of Seller, which sets forth the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents; and (E) a certificate of existence and certificate of franchise tax account status from the Secretary of State of the State of Texas and the Comptroller’s Office of Texas, dated as of no earlier than the date ten (10) Business Days prior to the Effective Date.
(iv)Security Interest. Evidence that all actions necessary or, in the good faith opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed UCC financing statements on Form UCC-1.
(v)Insurance. Evidence that Seller has added Buyer as an additional insured and loss payee under Seller’s Fidelity Insurance.
(vi)eClosing System; eVault. Buyer shall have received and approved copies of the reports and findings of a full technical, security and legal review and analysis of Seller’s eClosing System and eVault, conducted by Buyer or by third parties selected by Buyer, in form and substance acceptable to Buyer in all respects (such review shall include, without limitation, (A) a certified third party security assessment report, (B) completion of systems testing and verification of integration with MERS eRegistry and MERS eDelivery, and (C) a legal analysis of Seller’s eClosing System and eVault, and such systems’ policies, procedures and processes), and, without limiting the generality of the foregoing, copies of any audits and/or due diligence reviews and inspections completed in connection to Seller’s, any Servicer’s or any of Seller’s eVault provider’s application for an Agency’s approval to sell, service or maintain eNotes and eMortgage Loans, and reports of findings and remedial actions taken to address the findings discovered in audit and due diligence analysis and review following implementation and/or completion of such remedial actions.
(vii)Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.
(b)Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), Buyer may, in its sole discretion, enter into a Transaction with Seller. Buyer’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto:

(i)Due Diligence Review. Without limiting the generality of Section 16 hereof, Buyer has completed (or has elected to complete at a later date), to its satisfaction, its due diligence review of the related Mortgage Loans and Seller.
(ii)No Default. No Default or Event of Default has occurred and is continuing under the Facility Documents.
(iii)Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto, the representations and warranties in Section 10 hereof, are true, correct, and complete on and as of such Purchase Date in all material respects (or all respects to the extent any such representation and warranty is already qualified by materiality or words of like import) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(iv)No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of all Purchased Assets exceeds the aggregate Repurchase Price for such Transactions.
(v)Transaction Request and Transaction Confirmation. Seller has delivered to each Required Recipient each Required Delivery Item by the related Required Delivery Time.
(vi)Delivery of Mortgage File. Pursuant to the terms of the Custodial Agreement, (A) Seller has delivered to Custodian the Mortgage File with respect to each Purchased Asset and (B) Custodian has issued a Trust Receipt with respect to each such Purchased Asset to Buyer.
(vii)Reserved.
(viii)Maximum Facility Amount. The sum of (i) the unpaid Repurchase Price (excluding accrued but unpaid Price Differential) for all prior outstanding Transactions and (ii) the requested Purchase Price for the pending Transaction, in each case, does not exceed the Maximum Facility Amount.
(ix)No Material Adverse Change. None of the following have occurred and/or be continuing: a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Repurchase Agreement.
(x)Servicer Notice. Unless Seller is servicing the related Mortgage Loans, Seller shall provide promptly to Buyer a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Assets, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Purchased Assets and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Assets and any related Income with respect thereto.

(xi)Approval of Servicing Agreement. Unless Seller is servicing the related Mortgage Loans, to the extent not previously delivered and approved, Buyer shall have, in its sole discretion, approved each Servicing Agreement pursuant to which any Purchased Asset that is subject to the proposed Transaction is serviced.
(xii)eMortgage Loans. With respect to any eMortgage Loan, Seller shall deliver to Custodian each of Buyer’s and Seller’s MERS Org IDs, and shall cause (a) the Authoritative Copy of the related eNote to be delivered to the Custodian’s eVault via a secure electronic file, (b) the Controller status of the related eNote to be transferred to Buyer, (c) the Location status of the related eNote to be transferred to Custodian, (d) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry, and (e) the Subservicer status of the related eNote to be transferred to Servicer (collectively, the “eNote Delivery Requirements”).
Each Transaction Request delivered by Seller hereunder will constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than Section 3(b)(ix) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).
(c)Initiation.
(i)Unless otherwise agreed, the Seller shall request that Buyer enter into a Transaction with respect to any Eligible Mortgage Loan by delivering to the indicated required parties (each, a “Required Recipient”) the required delivery items (each, a “Required Delivery Item”) set forth in the table below by the corresponding required delivery time (the “Required Delivery Time”).

Purchased Asset Type	Required Delivery Items	Required Delivery Time	Required Recipient	Required Purchase Time
Eligible Mortgage Loans	(i) A Transaction Request, appropriately completed, and (ii) a Mortgage Loan Schedule	No later than 3:30 p.m. (New York City time) on the Business Day of the requested Purchase Date	Buyer	No later than 4:30 p.m. (New York City time) on the requested Purchase Date
	(i) A Mortgage Loan Schedule and (ii) the Mortgage File for each Eligible Mortgage Loan proposed to be included in such Transaction	No later than 4:00 p.m. (New York City time) on the Business Day of the requested Purchase Date	Custodian
(ii)Seller will deliver a Transaction Request to Buyer on or prior to the date and time set forth above prior to entering into any Transaction. Such Transaction Request will include a Mortgage Loan Schedule with respect to the Mortgage Loans to be sold in such requested Transaction. Buyer will confirm the terms of such Transaction, including the proposed Purchase Date, Purchase Price and Pricing Rate, by sending to the Seller, in electronic or other format, a transaction confirmation substantially in the form of Exhibit A hereto (each, a “Transaction Confirmation”), no later than 4:30 p.m. (New York City time) on the requested Purchase Date, which will be confirmed electronically (by email or otherwise) by Seller prior to Buyer entering into such Transaction. Any such Transaction Notice and the related Transaction Confirmation, together with this Agreement, shall constitute conclusive evidence, absent manifest error, of the terms agreed to between Buyer and the Seller with respect to the Transaction to which the Transaction Notice and Transaction Confirmation, if any, relates. By entering into a Transaction with Buyer, the Seller consents to the terms set forth in any related Transaction Confirmation.

(iii)Subject to the terms and conditions of this Repurchase Agreement, during such period Seller may sell, repurchase, and resell Eligible Mortgage Loans hereunder.
(iv)No later than the date and time set forth above, Seller shall deliver to Custodian the Mortgage File pertaining to each Eligible Mortgage Loan to be purchased by Buyer.
(v)Subject to the provisions of this Section 3, the Purchase Price will then be made available to Seller by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available.
(d)Repurchase.
(i)Seller may not repurchase any Purchased Asset prior to the related Repurchase Date; provided, however, that a Purchased Asset may be released by Buyer to the extent Seller delivers to Buyer Additional Purchased Assets with an Asset Value at least equal to the Asset Value of the released Purchased Asset. Upon the substitution thereof, the Additional Purchased Assets will be deemed Purchased Assets and are subject to the terms and provisions hereof and in the related Transaction Confirmation.
(ii)Subject to Buyer’s approval, in the event Seller repurchases a Purchased Asset on any day which is not the Repurchase Date for such Purchased Asset (an “Early Repurchase”), Seller shall indemnify Buyer and hold Buyer harmless from fees payable to terminate the deposits from which such funds were obtained (the “Breakage Costs”). In addition to the foregoing, to the extent such Early Repurchase occurs on or before the Repurchase Date (the “Breakage Date”), Seller shall pay the Breakage Costs equal to the product of (i) the number of days between the Breakage Date and the applicable Repurchase Date (“Breakage Days”), (ii) the sum of (x) SOFR (calculated on the applicable Purchase Date) and (y) the Pricing Spread, and (iii) the outstanding Purchase Price on the Breakage Date. Notwithstanding the foregoing, Buyer, in its sole and reasonable discretion, may waive, in full or part, any Breakage Costs owed by Seller.
(iii)With respect to each Transaction, the Repurchase Date for such Transaction shall be the then effective Transaction Termination Date. On the Repurchase Date, termination of the Transaction will be effected by reassignment to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 hereof) that were sold in such Transaction against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller’s obligation to repurchase on the Transaction Termination Date exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but liquidation or foreclosure proceeds received by Buyer will be applied to reduce the Repurchase Price for such Purchased Asset on each Repurchase Date except as otherwise provided herein). Seller is obligated to obtain the Mortgage Files from Buyer at Seller’s expense on the Repurchase Date.

(e)On any Repurchase Date or any date on which there are no outstanding Transactions, Seller may, without cause and for any reason whatsoever, terminate this Agreement and effectuate a repurchase of all Purchased Assets then subject to Transactions at the related aggregate Repurchase Price (a “Seller Termination”); provided that (x) Seller’s Obligations shall have been paid in full and the Repurchase Price remitted for all such Purchased Assets, (y) Seller shall exercise such termination rights in good faith, and (z) Seller shall pay all fees (if any) contemplated by Section 3(d)(ii) hereof. Seller hereby acknowledges and agrees that upon the occurrence of a Seller Termination, Seller shall not be entitled to repayment or reimbursement of any fees, costs or expenses paid by Seller to Buyer under this Agreement, unless otherwise expressly provided for under this Agreement.
(f)With respect to any eMortgage Loan, upon receipt of the related Repurchase Price, Buyer shall initiate a Transfer of Location of the eNotes and Delegatee status with respect thereto as may be directed by Seller. Notwithstanding any provision contained herein or in any other Facility Document, all transfers (and each such transfer) from Buyer to Seller or any designee of Seller of Mortgage Notes (including, without limitation, all transfers of the Control and/or the Location of any eNote on the MERS eRegistry that result in the transfer the Control of any eNote from Buyer to Seller or to any other Person) are and shall be without recourse for the obligations of the Mortgagor and without (i) any of the liabilities of an endorser under Section 3-414 of the UCC, by analogy or otherwise, and (ii) any of the transfer warranties of Section 3-417 of the UCC or other warranty, express or implied.
(g)If at any time Buyer determines (which determination shall be conclusive absent manifest error) that any change in any Requirement or Law or change in the MERS eRegistry, or that the occurrence of any event or circumstance, has or would have the effect of imposing or increasing the risk to Buyer of making or maintaining any Transaction with respect to eMortgage Loans hereunder (or of maintaining its obligations with respect to any such Transaction) (any such determination, an “eRisk Determination”), then Buyer shall give notice thereof to Seller as promptly as practicable thereafter, and Buyer and Seller shall endeavor in good faith to establish alternative terms and conditions applying to such Transactions hereunder to address such changes and/or eliminate or reduce such risk in a manner satisfactory to both Buyer and Seller, and to amend this Agreement and the other Facility Documents to implement such changes. If Buyer and Seller fail for any reason to execute such amendments on or before forty-five (45) days after Buyer’s said notice to Seller, Buyer may elect to give notice to Seller on or after forty-five (45) days thereafter, that new eMortgage Loans will not be Eligible Mortgage Loans.

SECTION 4.MARGIN AMOUNT MAINTENANCE
(a)Buyer determines the Asset Value of the Purchased Assets at such intervals as determined by Buyer in its sole discretion.
(b)If at any time the aggregate Asset Value of all related Purchased Assets subject to all Transactions is less than the aggregate Purchase Price for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to satisfy such Margin Deficit by transferring to Buyer cash or Additional Purchased Assets approved by Buyer in its sole discretion so that the aggregate Asset Value of the Purchased Assets, including any such cash or Additional Purchased Assets, will thereupon equal or exceed the aggregate Purchase Price for all Transactions. If Buyer delivers a Margin Call to Seller on or prior to 10:00 a.m. (New York City time) on any Business Day, then Seller shall transfer cash or Additional Purchased Assets to Buyer no later than 5:00 p.m. (New York City time) that day. In the event Buyer delivers a Margin Call to Seller after 10:00 a.m. (New York City time) on any Business Day, Seller will be required to transfer cash or Additional Purchased Assets no later than 5:00 p.m. (New York City time) on the subsequent Business Day.
(c)Buyer’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit will not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.
(d)Any cash or Additional Purchased Assets transferred to Buyer pursuant to Section 4(b) above will be held as unsegregated cash margin and collateral for all Obligations.
SECTION 5.PRICE DIFFERENTIAL; INCOME PAYMENTS
(a)Seller shall pay, or cause to be paid, to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller, or on behalf of Seller, to Buyer) plus the amount of any unpaid Margin Deficit on each Payment Date.
(b)Except as otherwise contemplated pursuant to the Intercreditor Agreement, Seller shall hold for the benefit of Buyer all Income which constitutes the property of Buyer (acknowledging that such Income is treated as property of Seller for tax purposes pursuant to Sections 7(e) and 20 hereof).
(c)If Income is paid in respect of any Mortgage Loan during the term of a Transaction, such Income shall be the property of Buyer. Seller shall cause all Income with respect to the Mortgage Loans to be deposited directly into the Lockbox Account. All Income shall constitute the property of Buyer.
(d)Reserved.
(e)Upon the occurrence of an Event of Default, (i) Seller shall remit all amounts due to Buyer in its possession or control (to the extent not deposited in the Lockbox Account) to Buyer and (ii) Buyer shall have to right to cause Collateral Agent to remit all Secured Party Collections (as defined in the Intercreditor Agreement) as instructed by Buyer until all of Seller’s Obligations have been paid in full.

(f)Notwithstanding anything to the contrary set forth herein, upon receipt by Seller of any prepayment of principal in full, with respect to a Purchased Asset, Seller may substitute any such Purchased Asset with a new Purchased Asset or shall repurchase the Purchased Asset at the Repurchase Price therefore.
SECTION 6.REQUIREMENTS OF LAW
(a)If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)subjects Buyer to any Tax (other than Indemnified Taxes, Other Taxes and Taxes described in clauses (b) through (d) of the definition of Excluded Taxes) with respect to this Repurchase Agreement or any Transaction on payments to Buyer in respect thereof;
(ii)imposes, modifies, or holds applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Benchmark hereunder; or
(iii)imposes on Buyer any other condition; and
the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable. Nothing in this Section 6(a) shall be construed to limit the Buyer’s right to reimbursement, gross-up or payment under any other section of this Repurchase Agreement.
(b)If Buyer has determined in good faith that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c)If Buyer becomes entitled to claim any additional amounts pursuant to this Section 6, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller will be conclusive in the absence of manifest error.
(d)Notwithstanding anything in this Repurchase Agreement to the contrary, (i) all requests, rules, guidelines, requirements, and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Act, is deemed to have been introduced and adopted after the date of this Repurchase Agreement.
SECTION 7.TAXES
(a)Any payments made by Seller to Buyer or a Buyer assignee hereunder or under any Facility Document will be made free and clear of and without deduction or withholding for any Taxes, except as required by Requirement of Law. If Seller is required by Requirement of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Buyer or a Buyer assignee, then (i) Seller shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with Requirement of Law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable will be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 7) such that Buyer or Buyer assignee receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) Seller shall notify Buyer or Buyer assignee of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) Business Days thereafter. Seller shall otherwise indemnify Buyer, within ten (10) Business Days after demand therefor, for any Indemnified Taxes or Other Taxes imposed on Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.
(b)Buyer and any Buyer assignee shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Buyer and any Buyer assignee, if reasonably requested by Seller, shall deliver such other documentation prescribed by Requirement of Law or reasonably requested by Seller as will enable Seller to determine whether or not such Buyer or Buyer assignee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 7, the completion, execution, and submission of such documentation (other than such documentation in Sections 7(b)(i), (ii) and (iii) below) will not be required if in Buyer’s or Buyer’s assignee’s judgment such completion, execution or submission would subject such Buyer or Buyer assignee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or Buyer assignee. Without limiting the generality of the foregoing, Buyer or Buyer assignee shall deliver to Seller, to the extent legally entitled to do so:

(i)in the case of a Buyer or Buyer assignee which is a “U.S. Person” as defined in Section 7701(a)(30) of the Code, a properly completed and executed IRS Form W-9 (or any successor form) certifying that it is not subject to U.S. federal backup withholding tax.
(ii)in the case of a Buyer or Buyer assignee which is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code, whichever of the following is applicable: (I) in the case of such non-U.S. Person claiming the benefits of an income tax treaty to which the United States is a party, a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or any successor forms), as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) a properly completed and executed IRS Form W-8ECI (or any successor form), (III) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Sections 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a duly executed certificate (a “Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of Seller, or affiliate thereof, within the meaning of Section 881(c)(3)(B) of the Code, or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, along with properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or any successor forms), as appropriate, (IV) to the extent such non-U.S. person is not the beneficial owner, a properly completed and executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a Tax Compliance Certificate, IRS Form W-9 (and any successor forms), and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one (1) or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a Tax Compliance Certificate on behalf of each such direct and indirect partner, and (V) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Seller to determine the withholding or deduction required to be made.
(iii)if a payment made to a Buyer or Buyer assignee under this Repurchase Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer or assignee shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 7, “FATCA” includes any amendments made to FATCA after the date of this Repurchase Agreement.

The applicable IRS forms referred to above shall be delivered by each applicable Buyer or Buyer assignee on or prior to the date on which such person becomes a Buyer or Buyer assignee under this Repurchase Agreement, as the case may be. Buyer and each Buyer assignee agree that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller in writing of its legal inability to do so.
(c)Any indemnification payable by Seller to Buyer or any Buyer assignee for Indemnified Taxes or Other Taxes that are imposed on Buyer or a Buyer assignee, as described in Section 7(a) hereof, shall be paid by Seller within ten (10) days after demand therefor. A certificate as to the amount of such payment or liability delivered to Seller by Buyer or a Buyer assignee is conclusive absent manifest error.
(d)Each party’s obligations under this Section 7 will survive any assignment of rights by, or the replacement of, Buyer or a Buyer assignee, and the repayment, satisfaction, or discharge of all obligations under any Facility Document.
(e)Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state, and local income and franchise Taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets that, in the absence of an Event of Default by Seller and Buyer’s exercise of remedies hereunder, the Purchased Assets are owned by Seller. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment unless required by law.
(f)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 7 (including by the payment of additional amounts pursuant to this Section 7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 7(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 7(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 7(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 7(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. Notwithstanding the foregoing, if it is determined by a final non-appealable judgment of a court of competent jurisdiction that the indemnified party obtained the refund as a result of its willful misconduct or gross negligence, the indemnifying party shall not be obligated to pay penalties, interest, or other charges imposed by the relevant Governmental Authority with respect to such refund.

SECTION 8.SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT
(a)Security Interest. On each Purchase Date, Seller hereby sells, assigns, and conveys all rights and interests in the Purchased Assets identified on the related Mortgage Loan Schedule and the Repurchase Assets. Without prejudice to the intention of the parties that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in and to all of Seller’s right, title, and interest existing from time to time in the Purchased Assets, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Assets, the Records, and all Servicing Rights, related to the Purchased Assets, the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Assets), the Servicer Account, any Property relating to any Purchased Asset or the related Mortgaged Property, any Takeout Commitments relating to any Purchased Asset, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, FHA Mortgage Insurance Contracts, USDA Loan Guaranty Agreements and VA Loan Guaranty Agreements (if any), any Income relating to any Purchased Asset, any Interest Rate Protection Agreements relating to any Purchased Asset, and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Asset and any other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, all collateral under any other secured debt facility (including, without limitation, any facility documented as a repurchase agreement or similar purchase and sale agreement) between Seller on the one hand and Buyer or Buyer’s Affiliates on the other, and all substitutions or replacements of any and all of the foregoing and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Trust Receipt and Mortgage Loan Schedule and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).
Seller acknowledges that it has no rights to service the Purchased Asset but only has rights as a party to the related Servicing Agreement (if any). Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Repurchase Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.
(b)Buyer’s Appointment as Attorney in Fact. Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Repurchase Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Repurchase Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default has occurred and be continuing beyond any applicable notice and cure period, to do the following:
(i)in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments made payable to the order of the Seller for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;
(ii)to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;
(iii)(A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Repurchase Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable. In addition to the foregoing, Seller agrees to execute a Power of Attorney to be delivered on the date hereof.
Seller also authorizes Buyer, if an Event of Default has occurred, from time to time, to execute, in connection with any sale provided for in Section 13 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and do not impose any duty upon it to exercise any such powers. Buyer will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, or agents are responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
SECTION 9.PAYMENT, TRANSFER AND CUSTODY
(a)Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder will be made in Dollars, in immediately available funds, without deduction, set off, or counterclaim, to Buyer at the account detailed in Schedule 3 hereto no later than 3:00 p.m. (New York City time), on the date on which such payment is due (and each such payment made after such time will be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.
(b)On the Purchase Date for each Transaction, ownership of the Purchased Assets is transferred to Buyer against the simultaneous transfer of the Purchase Price to the account of Seller detailed in Schedule 3 hereto no later than 5:00 p.m. (New York City time), simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction.
(c)In connection with such sale, transfer, conveyance, and assignment, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Buyer the Mortgage File for the related Purchased Assets. To the extent the aggregate Price Differential paid by Seller to Buyer over any Accrual Period (the “Actual Price Differential”) is less than the Minimum Price Differential for such Accrual Period, Seller shall pay to Buyer on a date to be agreed between the parties following such Accrual Period, in immediately available funds, the excess, if any, of the Minimum Price Differential over the Actual Price Differential, in each case, for such prior Accrual Period.
SECTION 10.REPRESENTATIONS
Seller represents and warrants to Buyer that as of the Purchase Date for any Purchased Assets by Buyer from Seller and as of the date of this Repurchase Agreement and any Transaction hereunder and as of each date while the Facility Documents and any Transaction hereunder are in full force and effect:

(a)Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by Buyer, as agent for a disclosed principal).
(b)No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Repurchase Agreement.
(c)Financial Statements. Seller has previously furnished to Buyer a copy of its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for (x) the fiscal year ended September 30, 2022 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with an auditor’s opinion thereon of Ernst & Young LLP and (y) the fiscal period(s) of Seller ended December 31, 2022 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such quarterly fiscal period(s), setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since September 30, 2022, there has been no change in the consolidated business, operations or financial condition of Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements which would constitute a Material Adverse Effect, nor is Seller aware of any state of facts which (without notice or the lapse of time) would or could have a Material Adverse Effect. Seller does not have, on the date of the statements delivered pursuant to this Section 10(c) (the “Statement Date”), any known liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing.
(d)Organization, Etc. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Seller (a) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (b) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (c) has full power and authority to execute, deliver and perform its obligations under the Facility Documents.
(e)Authorization, Compliance, Etc. The execution and delivery of, and the performance by Seller of its obligations under, the Facility Documents to which it is a party (a) are within Seller’s powers; (b) have been duly authorized by all requisite action; (c) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents; (d) do not violate any indenture, agreement, document or instrument to which Seller or any of its Subsidiaries is a party, or by which any of them or any of their properties, any of the Repurchase Assets is bound or to which any of them is subject; and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Facility Document, result in the creation or imposition of any Lien upon any of the property or assets of Seller or any of its Subsidiaries pursuant to, any such indenture, agreement, document or instrument. Seller is not required to obtain any consent, approval, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery, or performance of the Facility Documents to which it is a party.

(f)Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to Seller’s knowledge, threatened in writing), or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Repurchase Assets or any of the other properties of Seller before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) individually or in the aggregate, if adversely determined, would have a Material Adverse Effect, or (iii) requires filing with the SEC in accordance with its regulations.
(g)Purchased Assets.
(i)Seller has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the sale of such Mortgage Loan to Buyer, Seller was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.
(ii)The provisions of this Repurchase Agreement are effective to either constitute a sale of Purchased Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title, and interest of Seller in, to and under the Repurchase Assets.
(h)Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office is, and has been, located at 10700 Pecan Park Boulevard, Suite 450, Austin, Texas 78750. Seller’s jurisdiction of organization is Texas.
(i)Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets is its chief executive office.
(j)Enforceability. This Repurchase Agreement and all of the other Facility Documents executed and delivered by Seller in connection herewith are legal, valid, and binding obligations of Seller and (assuming due authorization, execution, and delivery by Buyer) are enforceable against Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and (ii) general principles of equity.

(k)Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.
(l)No Default. No Default or Event of Default has occurred and is continuing beyond any applicable notice and cure period.
(m)Reserved.
(n)No Adverse Selection. Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests.
(o)Reserved.
(p)Indebtedness. As of the Effective Date, Seller does not have any material Indebtedness, except as disclosed on Schedule 2 hereto.
(q)Accurate and Complete Disclosure. The information contained in reports, financial statements, exhibits, schedules and certificates furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Repurchase Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Repurchase Agreement and the other Facility Documents and the transactions contemplated hereby and thereby including without limitation, the information set forth in the related Mortgage Loan Schedule, will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.
(r)Margin Regulations. The use of all funds acquired by Seller under this Repurchase Agreement will not conflict with or contravene any of Regulation D, T, U, or X.
(s)Investment Company. Neither Seller nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.

(t)Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of Seller and Seller is solvent and, after giving effect to the transactions contemplated by this Repurchase Agreement and the other Facility Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. Seller does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.
(u)ERISA.
(i)No liability under Section 4062, 4063, 4064, or 4069 of ERISA has been or is expected by Seller to be incurred by Seller or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.
(ii)No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day. Neither Seller nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.
(iii)Each Plan of Seller, each of its Subsidiaries and each of its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.
(iv)Neither Seller nor any of its Subsidiaries has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502 of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.
(v)Neither Seller nor any of its Subsidiaries nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.
(v)Taxes. Seller and its Subsidiaries have timely filed all tax returns (subject to any valid extensions) that are required to be filed by them and have timely paid all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes except for statutory liens for Taxes not yet due and payable.

(w)No Reliance. Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including, without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(x)Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.
(y)No Prohibited Persons. Neither Seller nor any of its officers, directors, partners or members, is an entity or person (or to Seller’s knowledge, owned or controlled by an entity or person): (i) listed in the annex to, or is otherwise subject to the provisions of EO13224; (ii) whose name appears on OFAC’s most current list of “Specially Designated Nationals and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) otherwise affiliated with any entity or person listed above.
(z)Anti-Money Laundering Laws. Seller has complied with the Anti-Money Laundering Laws; Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination or acquisition, as applicable, of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.
(aa)Agency Approvals. With respect to each Agency Security and to the extent necessary, Seller is an FHA Approved Mortgagee, a USDA Approved Lender, a VA Approved Lender and approved by GNMA as an approved lender (each such approval, an “Agency Approval”). Seller is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency. Seller has adequate financial standing, servicing facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(bb)    Assessment and Understanding. Seller is capable of assessing the merits of (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks associated with this Repurchase Agreement and the Transactions associated therewith. In addition, Seller is capable of assuming and does assume the risks of this Repurchase Agreement, the other Facility Documents and the Transactions associated herewith and therewith.
(cc)    Status of Parties. Seller agrees that Buyer is not acting as a fiduciary for Seller or as an advisor to Seller in respect of this Repurchase Agreement, the other Facility Documents or the Transactions associated therewith.
SECTION 11.COVENANTS
On and as of the date of this Repurchase Agreement and each Purchase Date and at all times until this Repurchase Agreement is no longer in force, Seller covenants as follows:
(a)Preservation of Existence; Compliance with Law. Seller shall:
(i)preserve and maintain its legal existence and all of its material rights, privileges, licenses, and franchises necessary for the operation of its business;
(ii)comply with the requirements of all Requirements of Law, rules, regulations, and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);
(iii)maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law;
(iv)keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and
(v)permit representatives of Buyer, upon reasonable notice (unless an Event of Default has occurred and is continuing beyond any applicable notice and cure period, in which case, no prior notice is required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.
(b)Taxes. Seller shall timely file (including extensions) all tax returns that are required to be filed by it and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted with respect to which adequate reserves have been provided.

(c)Notice of Proceedings or Adverse Change. Seller shall give notice to Buyer in writing:
(i)promptly, but no later than five (5) calendar days following the day when a Responsible Officer of Seller has any knowledge of:
(A)the occurrence of any Default or Event of Default;
(B)any (a) default or event of default under any Indebtedness of Seller, (b) litigation, investigation, regulatory action or proceeding that is pending or, to Seller’s knowledge, threatened in writing by or against Seller in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, and (c) any Material Adverse Effect with respect to Seller;
(C)(i) any litigation, investigation, regulatory action or proceeding that is pending or, to Seller’s knowledge, threatened in writing (x) against Seller in which the amount would reasonably be expected to have a Material Adverse Effect and (y) in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) there occurs the initiation of any investigation, audit, examination, or review of Seller by an Agency, any Governmental Authority, any trade association or consumer advocacy group relating to the origination, acquisition, sale or servicing of Mortgage Loans by Seller or the business operations of Seller, with the exception of normally scheduled or otherwise routine audits or examinations by Seller’s regulators;
(D)upon Seller becoming aware of any Control Failure with respect to a Mortgage Loan that is an eMortgage Loan;
(E)promptly of any proposed changes, but at least ten (10) days prior to the proposed effective date of such changes, to Seller’s eClosing System or related policies, procedures and/or processes that may adversely affect the performance of such eClosing System or that may affect the enforceability of eMortgage Loans and eNotes or compliance with applicable Agency Guidelines and eCommerce Laws. Buyer may, in its sole discretion, require that the legal analysis, technical review and security review be updated, at Seller’s expense, with respect to any such proposed changes; and
(F)upon any occurrence of a data security incident, in any event no later than five (5) Business Days following such incident, regarding Seller’s eClosing System that results in the unauthorized access to or acquisition of eNote and any other records, including details of such data security incident (if applicable), a summary of any external third party forensic examinations of it, and planned remediation steps to correct it and prevent similar incidents in the future. In addition, within a reasonable time following such notice and remediation of the applicable incident, the Seller shall provide certification that the remediation steps have been completed and preventative measures have been deployed, and a copy of the final incident report of an external third party forensic examiner of such data security incident.

(ii)as soon as reasonably possible:
(A)a change in the insurance coverage of Seller, with a copy of evidence of same attached;
(B)any material change in accounting policies or financial reporting practices of Seller;
(C)the termination or nonrenewal of any debt facilities of Seller in excess of $100,000,000;
(D)any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets; and
(E)any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect.
(iii)promptly, but no later than five (5) Business Days after Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any material schedule, report, notice, or any other material document delivered to Seller by any Person pursuant to, or in connection with, any of the Repurchase Assets.
(iv)promptly, but no later than two (2) Business Days after Seller receives notice of the same, any Mortgage Loan submitted (A) for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) to a Takeout Investor (whole loan or securitization) and rejected for purchase by such Takeout Investor.
(d)Financial Reporting. Seller shall maintain a system of accounting established and administered in accordance with GAAP, and furnish to Buyer:
(i)within ninety-one (91) days after the close of each fiscal year, audited Financial Statements, including a statement of income and changes in shareholders’ equity and cash flow of Seller for such year, and the related balance sheet as at the end of such year, all in reasonable detail and accompanied by an opinion of an accounting firm as to said financial statements;
(ii)reserved;
(iii)within thirty-one (31) days after the end of each calendar month (other than the calendar month of September, which shall be within forty-five (45) days after the end of such month) the unaudited balance sheets of Seller as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Seller for such period and the portion of the fiscal year through the end of such period, subject, however, to year-end adjustments;

(iv)simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to Sections 11(d)(i) and (iii) above, a Financial Officer’s Compliance Certificate and certified by an executive officer of Seller;
(v)if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Seller, within five (5) Business Days following their filing with the SEC; provided that Seller or any Affiliate will provide Buyer with a copy of the annual 10-K filed with the SEC by Seller or its Affiliates no later than ninety (90) days after the end of the year; provided, however, that posting of the documents on the SEC website shall constitute delivery; and
(vi)promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller as Buyer may reasonably request.
(e)Visitation and Inspection Rights. Seller shall permit Buyer to inspect, and take all other actions permitted under Section 16 hereof. Upon Buyer’s reasonable request or upon the occurrence of an Event of Default, Seller shall provide Buyer with electronic access to view title policies for Mortgage Loans subject to Transactions hereunder.
(f)Reimbursement of Expenses. Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer as required by Section 14(b) hereof.
(g)Further Assurances. Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Repurchase Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created hereby. Seller shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations, and other laws. Seller shall not allow any default for which Seller is responsible to occur under any Repurchase Assets or any Facility Document and Seller shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.
(h)True and Correct Information. All information contained in reports, exhibits, schedules, financial statements or certificates furnished by or on behalf of Seller or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller are and will be true and correct in all material respects and do not (or will not) omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Repurchase Agreement shall be prepared in accordance with GAAP, or as applicable, to SEC filings, the appropriate SEC accounting requirements.

(i)ERISA Events.
(i)Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior twelve (12) months involve a payment of money by or a potential aggregate liability of Seller or any ERISA Affiliate thereof or any combination of such entities in excess of $5,000,000, Seller shall give Buyer a written notice specifying the nature thereof, what action Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the IRS, the U.S. Department of Labor or the PBGC with respect thereto.
(ii)Promptly upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving withdrawal liability in excess of $5,000,000; and (iii) all funding waiver requests filed by Seller or any ERISA Affiliate thereof with the IRS with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed, and all communications received by Seller or any ERISA Affiliate thereof from the IRS with respect to any such funding waiver request.
(j)Financial Condition Covenants. Seller shall at all times comply with each of the financial covenants set forth in the Pricing Side Letter.
(k)Hedging. If requested by Buyer in writing, Seller shall enter into Interest Rate Protection Agreements, in an amount in accordance with Buyer’s written request, with Buyer or any Affiliate, having terms with respect to protection against fluctuations in interest rates reasonably acceptable to Buyer.
(l)No Adverse Selection. Seller shall not select Eligible Mortgage Loans to be sold to Buyer as Purchased Assets using any type of adverse selection or other selection criteria which would adversely affect Buyer.
(m)Servicer Approval. Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval will be deemed granted by Buyer with respect to Seller with the execution of this Repurchase Agreement.
(n)Insurance. Seller shall continue to maintain Fidelity Insurance in an aggregate amount as required by Fannie Mae. Seller shall maintain Fidelity Insurance in respect of its officers, employees, and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. Seller shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

(o)Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records, and other information reasonably necessary or advisable for the collection of all Repurchase Assets.
(p)Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.
(q)Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.
(r)Limitation on Dividends and Distributions. At any time following the occurrence and during the continuation of an Event of Default, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries. For the avoidance of doubt, Seller’s exercise of its rights under this Section 11(r), which do not otherwise breach this Section 11(r), shall not be, or be deemed to be, an Event of Default under Section 11(t) hereof.
(s)Disposition of Assets; Liens. Seller shall not (i) create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Repurchase Agreement, or (ii) otherwise grant a blanket Lien in either case on its assets to any Person, nor shall Seller cause any of the Purchased Assets to be sold, pledged, assigned, or transferred, other than in connection with payment of Repurchase Price.
(t)Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is (a) not otherwise prohibited in this Repurchase Agreement, (b) in the ordinary course of Seller’s business, including payment of dividends and distributions, and (c) upon fair and reasonable terms no less favorable to Seller, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
(u)ERISA Matters.
(i)Seller shall not permit any event or condition which is described in the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of $5,000,000.

(ii)Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Repurchase Agreement or the Transactions hereunder, and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to, any governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.
(v)Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease, or otherwise transfer all or substantially all of its assets to any other Person.
(w)Monthly Servicing Report. On the fifteenth (15th) day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day) or with such greater frequency as requested by Buyer, Seller will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, a Mortgage Loan Schedule, delinquency reports, pool analytic reports and static pool reports (i.e., delinquency, foreclosure, and net charge off reports) and monthly stratification reports summarizing the characteristics of the Mortgage Loans.
(x)Guarantees. Seller shall not create, incur, assume, or suffer to exist any Guarantees, except to the extent reflected in Seller’s financial statements or notes thereto.
(y)Reserved.
(z)Agency Approvals; Servicing. Seller shall maintain all Agency Approvals, in each case in good standing. Should Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, or should notification to the relevant Agency or to HUD, FHA, USDA, or VA be required, Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Repurchase Agreement and each outstanding Transaction.
(aa)Takeout Payments. With respect to each Mortgage Loan which is the subject of a Takeout Commitment with a Takeout Investor, Seller shall arrange that all payments under the related Takeout Commitment be paid to the Joint Securities Account Control Agreement. With respect to any Takeout Commitment to an Agency, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the payee number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, will be identical to the payee number that has been identified by Buyer in writing as Buyer’s payee number or Buyer will have previously approved the related payee number in writing in its sole discretion; with respect to any Takeout Commitment with an Agency, the applicable agency documents will list Buyer as sole subscriber, unless otherwise agreed to in writing by Buyer, in Buyer’s sole discretion.

(bb)    Reserved.
(cc)    Beneficial Ownership Certification. Seller shall at all times either (i) ensure that the Seller has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to Buyer an updated Beneficial Ownership Certification within one (1) Business Day following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects. To the extent Seller believes that it is excluded from the requirements of the Beneficial Ownership Regulation, Seller shall certify as such and provide the specific exclusion relied on.
(dd)    No Division/Series Transactions. Notwithstanding anything to the contrary contained in this Repurchase Agreement or any other Facility Document, (i) if Seller is a limited liability company organized under the laws of the State of Delaware, it shall not enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction, and (ii) none of the provisions in this Repurchase Agreement nor any other Facility Document, shall be deemed to permit any Division/Series Transaction.
SECTION 12.EVENTS OF DEFAULT
If any of the following events (each, an “Event of Default”) occurs, Seller and Buyer have the rights set forth in Section 13 hereof, as applicable:
(a)Payment Default. Seller (i) defaults in the payment of (A) any amount payable by it hereunder or under any other Facility Document, provided, that, with respect to this clause (A), if the Seller provides Buyer with written evidence reasonably satisfactory to Buyer that such failure is solely the result of an administrative error, such failure shall only be deemed an Event of Default if such failure to comply shall continue unremedied for a period of one (1) Business Day, (B) Expenses (and such failure to pay Expenses continues for more than three (3) Business Days), or (C) any other Obligations (and such failure to pay Obligations continues for more than three (3) Business Days) , or (ii) is unable, as a result of an action or inaction by a Governmental Authority (directly or indirectly), to perform any absolute or contingent obligation to (A) make a payment or transfer in respect of this Repurchase Agreement, any other Facility Document or any Transaction hereunder, (B) receive a payment or transfer in respect of this Repurchase Agreement, any other Facility Document or any Transaction hereunder, or (C) comply with any other material provision of this Repurchase Agreement or any other Facility Document in relation to such Transaction.
(b)Immediate Representation, Warranty and Covenant Default. The failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in any of Sections 10(g) (Purchased Assets), or (t) (Solvency), or Sections 11(j) (Financial Condition Covenants), (p) (Illegal Activities), (q) (Material Change in Business), (r) (Limitation on Dividends and Distributions), (s) (Disposition of Assets; Liens), (t) (Transactions with Affiliates), (u) (ERISA Matters), (v) (Consolidations, Mergers and Sales of Assets), (x) (Guarantees), or (z) (Agency Approvals; Servicing) hereof.

(c)Representation and Warranty Breach. Any representation, warranty, or certification made or deemed made herein or in any other Facility Document (and not identified in Section 12(b) hereof) by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by or on behalf of Seller proves to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1 hereto, which are considered solely for the purpose of determining the Market Value of the Purchased Assets, and, if such default is capable of being remedied, such failure to observe or perform continues unremedied for a period of three (3) Business Days, unless (i) Seller has made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis).
(d)Additional Covenant Defaults. Seller fails to observe or perform any other covenant or agreement contained in this Repurchase Agreement (and not identified in Section 12(b) hereof) or any other Facility Document; and, if such default is capable of being remedied, such failure to observe or perform continues unremedied for a period of ten (10) Business Days after knowledge thereof by, or notice thereof to, a Responsible Officer.
(e)Judgments. A judgment or judgments for the payment of money in excess of $50,000,000 in the aggregate is rendered against Seller by one (1) or more courts, administrative tribunals or other bodies having jurisdiction and the same is not satisfied, discharged (or provision is not made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, and Seller will not, within said period of sixty (60) days, or such longer period during which execution of the same has been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal.
(f)RBC Cross-Default. Any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations due by Seller under any agreement with Buyer or any of its Affiliates (after the expiration of any applicable grace period under any such agreement) relating to any Indebtedness of Seller owing to Buyer or any of its Affiliates, as applicable, shall have occurred.
(g)Third Party Cross Default. Any “event of default” or any other default which default results in the actual acceleration of the maturity, or a required early payment, of obligations due by Seller under any other agreement (after the expiration of any applicable grace period under any such agreement) relating to any other Indebtedness of Seller, in excess of $100,000,000 shall have occurred.

(h)Insolvency Event. An Insolvency Event has occurred with respect to Seller.
(i)Enforceability. For any reason, this Repurchase Agreement at any time shall not be in full force and effect or ceases to be enforceable in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder.
(j)Liens. (i) Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer), (ii) it is determined that the Purchased Assets have not been sold to Buyer, or (iii) the Liens contemplated hereby are not first priority perfected Liens on any Repurchase Assets in favor of Buyer or are Liens in favor of any Person other than Buyer.
(k)Material Adverse Effect. A Material Adverse Effect shall occur as determined by Buyer in its sole good faith discretion.
(l)ERISA. (i) Any Person engages in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan and does not correct such prohibited transaction within ninety (90) days following the discovery of or such Person’s receipt of notice of such violation, whichever occurs first, (ii) any “accumulated funding deficiency” (as defined in Section 304 of ERISA), whether or not waived, exists with respect to any Plan or any Lien in favor of the PBGC or a Plan arises on the assets of Seller or any ERISA Affiliate, (iii) a Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan terminates for purposes of Title IV of ERISA, (v) Seller or any ERISA Affiliate will, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, or (vi) any other event or condition occurs or exists with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.
(m)Change in Control. A Change in Control has occurred.
(n)Going Concern. Seller’s audited financial statements or notes thereto or other opinions or conclusions stated therein is qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.
SECTION 13.REMEDIES
(a)If an Event of Default occurs, the following rights and remedies are available to Buyer; provided that an Event of Default is deemed to be continuing beyond any applicable notice and cure period unless expressly waived by Buyer in writing.

(i)At the option of Buyer, exercised by written notice to Seller, the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur.
(ii)If Buyer exercises the option referred to in Section 13(a)(i) hereof,
(A)Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with Section 13(a)(i) hereof, (1) thereupon becomes immediately due and payable; (2) all Income paid after such exercise or deemed exercise is retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller hereunder; and (3) Seller will immediately deliver to Buyer any Purchased Assets subject to such Transactions then in Seller’s possession or control;
(B)to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction is increased by the aggregate amount obtained by daily application of, on a 360-day-per-year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to Section 13(a)(i) hereof (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to Section 13(a)(ii)(C) hereof, and (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to Section 13(a)(iv) hereof; and
(C)all Income actually received by Buyer pursuant to Section 5 hereof (excluding any Late Payment Fees paid pursuant to Section 5(a) hereof) is applied to the aggregate unpaid Repurchase Price owed by Seller.
(iii)Upon the occurrence of one (1) or more Events of Default, Buyer has the right to obtain physical possession of all files of Seller relating to the Purchased Assets and the Repurchase Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer requests. Buyer is entitled to specific performance of all agreements of Seller contained in the Facility Documents.
(iv)At any time on the Business Day following notice to Seller (which notice may be the notice given under Section 13(a)(i) hereof) or on any Business Day thereafter, in the event Seller has not repurchased all Purchased Assets, Buyer may (A) sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets and the Repurchase Assets subject to a such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder, or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The date of sale or giving such credit by Buyer may be determined by Buyer in its good faith discretion and such date shall be considered the date of liquidation hereunder for all purposes, including without limitation Section 562 of the Bankruptcy Code. Such credit shall be applied to the Repurchase Price as determined by Buyer in its good faith discretion.

(v)Seller will be liable to Buyer for (i) the amount of all legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Repurchase Agreement or any other agreement evidencing a Transaction, whether in action, suit, or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including but not limited to, the reasonable fees and expenses of counsel (including the allocated costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses, commissions and Breakage Costs) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(vi)Buyer has, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
(vii)The parties recognize that it may not be possible to sell or value all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets the parties agree that sale or valuation of a Transaction or the underlying Purchased Assets may take a period of time following the accelerated Repurchase Date and does not require a public purchase or sale and that any good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly Buyer may elect the time and manner of selling any Purchased Asset and nothing contained herein shall obligate Buyer to sell or value any Purchased Asset on the accelerated Repurchase Date or to sell or value all Purchased Assets in the same manner or on the same Business Day or shall constitute a waiver of any right or remedy of Buyer.
(viii)To the extent permitted by applicable law, the Seller waives all claims, damages, and demands it may acquire against Buyer arising out of the exercise by Buyer of any rights hereunder after an Event of Default, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer. If any notice of a proposed sale or other disposition of Purchased Items shall be required by law, such notice shall be deemed reasonable and proper if given at least two (2) Business Days before such sale or other disposition.
(b)Buyer may exercise one (1) or more of the remedies available hereunder upon the occurrence of an Event of Default and/or at any time thereafter without notice to Seller. All rights and remedies arising under this Repurchase Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c)Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(d)To the extent permitted by applicable law, Seller is liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer under this Section 13(d) is at a rate equal to the Post-Default Rate.
(e)Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Repurchase Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform Obligations hereunder would be inadequate and Buyer is entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies does not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.
SECTION 14.INDEMNIFICATION AND EXPENSES; RECOURSE
(a)Seller shall hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Repurchase Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Repurchase Agreement, any other Facility Document or any transaction contemplated hereby or thereby (including without limitation any wire fraud or data or systems intrusions which causes Buyer to suffer any such liability, loss, damage, judgment, cost and/or expense), that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller shall hold each Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any Taxes incurred or assessed in connection with the ownership of the Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller shall save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment, or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also shall reimburse an Indemnified Party as and when billed by such Indemnified Party for all of the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Repurchase Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b)Seller shall pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation, and execution of any amendment, supplement, or modification to this Repurchase Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith; provided that, (i) for the avoidance of doubt, Seller shall not be required to pay the legal fees and expenses incurred prior to the date hereof in connection with the development, preparation, and execution of this Repurchase Agreement and the other Facility Documents entered into on the date hereof and (ii) Buyer and Seller shall use good faith efforts to mutually agree upon such cost prior to the execution of any amendment to this Repurchase Agreement or any other Facility Document. Subject to the foregoing proviso, Seller shall pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements, and expenses of counsel to Buyer. Subject to the limitations set forth in Section 16 hereof, Seller shall pay Buyer all the reasonable out-of-pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Repurchase Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 14(b) and 16 hereof.
(c)The obligations of Seller from time to time to pay the Repurchase Price and all other amounts due under this Repurchase Agreement are full recourse obligations of Seller.
SECTION 15.SERVICING
(a)Seller, on Buyer’s behalf, shall contract with Servicer to, or if Seller is the Servicer, it shall, service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. The Servicer shall (i) comply with all applicable federal, state, and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing of any Mortgage Loan with the then existing Servicer in accordance with Section 15(e) hereof.

(b)Seller shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller with respect to any Purchased Assets in trust accounts and shall apply the same for the purposes for which such funds were collected.
(c)Reserved.
(d)If Seller is not the Servicer, Seller shall provide promptly to Buyer a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Assets, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Purchased Assets and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Assets and any related Income with respect thereto.
(e)Upon written notice from Buyer and upon the occurrence of a Default or Event of Default hereunder or a material default under the Servicing Agreement, Buyer has the right to immediately terminate the Servicer’s right to service the Purchased Assets without payment of any penalty or termination fee. Seller shall cooperate in transferring the servicing of the Purchased Assets to a successor servicer appointed by Buyer in its sole discretion.
(f)If Seller should discover that, for any reason whatsoever, any entity responsible to Seller by contract for managing or servicing any such Purchased Asset has failed to perform fully Seller’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Purchased Assets, Seller shall promptly notify Buyer.
(g)For the avoidance of doubt, Seller retains no economic rights to the servicing of the Purchased Assets other than Seller’s rights under the Servicing Agreement (if applicable); provided that if Seller is the Servicer, Seller shall continue to service the Purchased Assets hereunder as part of its Obligations hereunder. As such, Seller expressly acknowledges that the Purchased Asset are sold to Buyer on a “servicing released” basis.
SECTION 16.DUE DILIGENCE
Seller acknowledges that Buyer, itself or through a Diligence Provider, has the right to perform continuing due diligence reviews with respect to the Mortgage Loans and Seller, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than three (3) Business Days’) prior notice unless an Event of Default has occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or Custodian. Seller also shall (i) make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans and (ii) upon Buyer’s reasonable request or upon the occurrence of an Event of Default, provide Buyer with electronic access to view title policies for Mortgage Loans subject to Transactions hereunder. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments, or information relating to such Mortgage Loans in the possession, or under the control, of Seller provided that (A) any request for such documents shall be made in writing and shall provide the Seller at least ten (10) Business Days to provide such requested information, and (B) if the Seller objects to the provision to Buyer of any such requested information, Buyer and the Seller shall work in good faith to resolve any such objection. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 16 (“Due Diligence Costs”) in an amount not to exceed the Due Diligence Cap; provided that such Due Diligence Cap shall not apply upon the occurrence of an Event of Default.
SECTION 17.ASSIGNABILITY
The rights and obligations of the parties under this Repurchase Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Repurchase Agreement and any Transactions will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. Nothing in this Repurchase Agreement express or implied, gives to any Person, other than the parties to this Repurchase Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Repurchase Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Repurchase Agreement and the other Facility Documents; pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned, and with respect to any assignment to an Affiliate of Buyer or subject to the prior written consent of Seller, not to be unreasonably withheld; provided that following the occurrence of an Event of Default, Seller’s consent shall not be required. Upon such assignment, (a) such assignee is a party hereto and to each of the other Facility Documents to the extent of the percentage or portion set forth in the Assignment and Acceptance, and will succeed to the applicable rights and obligations of Buyer hereunder (including the rights and obligations under Section 7 hereof (including the provision of tax forms), and (b) Buyer will, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the other Facility Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee this Repurchase Agreement, any Facility Document, and any other document or other information delivered to Buyer by Seller.

Buyer may sell participations to one (1) or more Persons in or to all or a portion of its rights and obligations under this Repurchase Agreement and the other Facility Documents; provided, however, that (i) Buyer’s obligations under this Repurchase Agreement will remain unchanged; (ii) Buyer will remain solely responsible to Seller for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Repurchase Agreement and the other Facility Documents except as provided in Section 7 hereof.
Buyer may, in connection with any repledge, assignment or participation or proposed repledge, assignment or participation pursuant to Sections 17 and 19 hereof, disclose to the repledgee, assignee or participant or proposed repledgee, assignee or participant, as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries.
In the event Buyer assigns all or a portion of its rights and obligations under this Repurchase Agreement, the parties hereto agree to negotiate in good faith an amendment to this Repurchase Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.
SECTION 18.TRANSFER AND MAINTENANCE OF REGISTER.
(a)Subject to acceptance and recording thereof pursuant to Section 18(b) hereof, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder is a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Repurchase Agreement. Any assignment or transfer by Buyer of rights or obligations under this Repurchase Agreement that does not comply with this Section 18 will be treated for purposes of this Repurchase Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 17 hereof.
(b)Buyer, on Seller’s behalf, shall maintain a register (the “Register”) on which it will record the Transactions outstanding hereunder and each Assignment and Acceptance. The Register will include the name and address of Buyer (including all assignees and successors) and the percentage or portion of such rights and obligations assigned. The entries in the Register will be conclusive absent manifest error, and Seller shall treat each Person whose name is recorded in the Register as a buyer for all purposes of this Repurchase Agreement.
(c)Buyer shall maintain a participation register (the “Participation Register”) on which it shall record each participation. The Participation Register will include the names and addresses of Buyer (including all participants) and the percentage or portion of such rights and obligations participated. The entries in the Participation Register will be conclusive absent manifest error, and Seller shall treat each Person whose name is recorded in the Participation Register as a buyer for all purposes of this Repurchase Agreement. If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Repurchase Agreement or under any applicable Requirement of Law.

SECTION 19.HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS
Nothing in this Repurchase Agreement shall preclude Buyer from pledging its interest in the Purchased Assets and the related Repurchase Assets as permitted by the Facility Documents; provided, however, that no such pledge will relieve Buyer of any of its obligations hereunder, including but not limited to, its obligation to return to Seller the exact Purchased Assets and the related Repurchase Assets and not substitutes therefor. Unless an Event of Default shall have occurred, no such pledge shall relieve Buyer of its obligations under the Facility Documents, including, without limitation, Buyer’s obligation to transfer Purchased Assets to the Seller pursuant to the terms of the Facility Documents. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty with which Buyer may engage in a transaction as contemplated hereunder is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Nothing contained in this Repurchase Agreement obligates Buyer to segregate any Purchased Assets or Repurchase Assets delivered to Buyer by Seller.
SECTION 20.TAX TREATMENT
Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state, and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that, in the absence of an Event of Default and Buyer’s exercise of remedies hereunder, the Purchased Assets are owned by Seller. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.
SECTION 21.SET-OFF
In addition to any rights and remedies of Buyer hereunder and by law, Buyer has the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable Requirements of Law to set-off and appropriate and apply against any Obligation from Seller to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set off and application made by Buyer; provided that the failure to give such notice will not affect the validity of such set off and application.
At all times, Buyer has the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit, or deliver to Seller hereunder if an Event of Default or Default has occurred.

SECTION 22.TERMINABILITY
Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto, will survive the making of such representation and warranty, and Buyer will not be deemed to have waived any Default or Event of Default that may arise because any such representation or warranty has proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding the occurrence of such Default or Event of Default, all of the representations and warranties and covenants hereunder will continue and survive. The obligations of Seller under Sections 6, 7, 15, and 30 hereof will survive the termination of this Repurchase Agreement and the repayment of all Obligations.
SECTION 23.NOTICES AND OTHER COMMUNICATIONS
Except as otherwise expressly permitted by this Repurchase Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Repurchase Agreement) shall be given or made in writing (including without limitation by electronic mail, telecopy or other electronic delivery) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as designated by such party in a written notice to each other party. Except as otherwise provided in this Repurchase Agreement and except for notices given under Section 3 hereof (which is effective only on receipt), all such communications are deemed to have been duly given when transmitted by electronic mail, telecopy or other electronic delivery or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
SECTION 24.ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT
This Repurchase Agreement, together with the other Facility Documents, constitutes the entire understanding between Buyer and Seller with respect to the subject matter they cover and supersedes any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Repurchase Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Repurchase Agreement or any other Facility Document. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Buyer and Seller acknowledge that, and have entered into this Repurchase Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations constitutes a default by it in respect of all Transactions hereunder; (ii) that each of them is entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction is deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted; and (iv) to promptly provide notice to the other after any such set off or application.
SECTION 25.GOVERNING LAW
THIS REPURCHASE AGREEMENT (INCLUDING THIS CHOICE-OF-LAW PROVISION) AND THE OTHER FACILITY DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ALL CONTROVERSIES AND DISPUTES ARISING UNDER, IN CONNECTION WITH, OR RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER FACILITY DOCUMENTS SHALL BE RESOLVED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW TO THE EXTENT SUCH LAWS WOULD OTHERWISE NOT APPLY) AND THE UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS MADE AND TO BE WHOLLY PERFORMED WITHIN SUCH STATE.
SECTION 26.SUBMISSION TO JURISDICTION; WAIVERS
THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(i)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER FACILITY DOCUMENTS FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(ii)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER WILL HAVE BEEN NOTIFIED;
(iv)AGREES THAT NOTHING HEREIN AFFECTS THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMITS THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
(v)WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 27.NO WAIVERS, ETC.
No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document operates as a waiver thereof, nor does any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default will be deemed to be continuing beyond any applicable notice and cure period unless expressly waived by Buyer in writing.
SECTION 28.WAIVER OF IMMUNITY
To the extent that Seller has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, Seller hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Repurchase Agreement or relating in any way to this Repurchase Agreement, the other Facility Documents or any Transaction hereunder.
SECTION 29.CONFIDENTIALITY
(a)Buyer and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to the other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) will be kept confidential and will not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, subcontractors, potential third-party back-up servicers, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable Requirements of Law, including any filing with the SEC under the 1934 Act or other applicable SEC rule or regulation, (ii) any of the Confidential Terms are in the public domain other than due to a breach of the provisions of this Section 29, or (iii) in the event of an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state, and local tax treatment of the Transactions, any fact relevant to understanding the federal, state, and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state, and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer (except to the extent required to comply with applicable Requirements of Law, including filing with the SEC in accordance with its regulations) or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any Concentration Limits and financial covenants) that is unrelated to the federal, state, and local tax treatment of the Transactions and is not relevant to understanding the federal, state, and local tax treatment of the Transactions, without the prior written consent of Buyer.
(b)Notwithstanding anything in this Repurchase Agreement to the contrary, each of Seller and Buyer shall comply with all applicable local, state, and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Repurchase Agreement (the “Confidential Information”). Each of Seller and Buyer understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the GLB Act, and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Seller shall implement such physical and other security measures necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Seller shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, Seller shall provide evidence reasonably satisfactory to allow Buyer to confirm that Seller has satisfied its obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller. Seller shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller by Buyer or such Affiliate. Seller shall provide such notice to Buyer by personal delivery, by electronic communication with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

SECTION 30.INTENT
(a)The parties recognize that this Repurchase Agreement, together with each Transaction hereunder, is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the U.S. Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the U.S. Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the U.S. Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Repurchase Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v), and 741(7)(A)(xi) of the Bankruptcy Code. Seller and Buyer further recognize and intend that this Repurchase Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Section 365(a) of the Bankruptcy Code.
(b)Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Repurchase Agreement or otherwise exercise any other remedies pursuant to Section 13 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559, and 561 of the Bankruptcy Code; any payments or transfers of property made with respect to this Repurchase Agreement or any Transaction to satisfy a Margin Deficit is considered a “margin payment” as such term is defined in Section 741(5) of the Bankruptcy Code.
(c)The parties agree and acknowledge that if a party hereto is an “insured depository institution”, as such term is defined in the FDIA, then each Transaction hereunder is a “qualified financial contract”, as that term is defined in FDIA and any rules, orders, or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)It is understood that this Repurchase Agreement constitutes a “netting contract” as defined in and subject to Title IV of FDICIA and each payment entitlement and payment obligation under any Transaction hereunder constitutes a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(e)This Repurchase Agreement is intended to be a “repurchase agreement” and a “securities contract”, within the meaning of Sections 101(47), 546, 555, 559, and 741 of the Bankruptcy Code.
(f)Each party agrees that this Repurchase Agreement is intended to create mutuality of obligations between the parties, and as such, this Repurchase Agreement constitutes a contract which (i) is between both of the parties and (ii) places each party in the same right and capacity.

SECTION 31.DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The parties acknowledge that they have been advised that:
(a)in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of SIPA do not protect the other party with respect to any Transaction hereunder;
(b)in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
(c)in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
SECTION 32.AUTHORIZATIONS
Any of the persons whose signatures and titles appear on Schedule 3 hereto are authorized, acting singly, to act for Seller or Buyer, as the case may be, under this Repurchase Agreement.
SECTION 33.DOCUMENTS AND RECORDS RELATING TO EMORTGAGE LOANS
(a)eClosing Transaction Records and Post-Purchase Support.
(i)The eClosing Transaction Record of each Mortgage Loan that is an eMortgage Loan shall be stored and maintained by Seller or the Servicer and Seller or Servicer shall, at all times, store and maintain the eClosing Transaction Record for such eMortgage Loan in a manner that preserves the integrity and reliability of the eClosing Transaction Record for the life of such eMortgage Loan plus a period consistent with applicable Agency Guidelines requirements.
(ii)Seller shall cooperate with Buyer in all activities necessary to enforce eMortgage Loans and related eNotes subject to a Transaction hereunder. Seller shall provide, upon request by Buyer such affidavits, certifications, records, and information regarding the creation and/or maintenance of the eNote and other Electronic Records in connection with any eMortgage Loan that Buyer deems necessary or advisable to ensure admissibility of such eNote and other Electronic Records in a legal proceeding and shall include, among other things: (A) a description of how the executed eNote and other Electronic Records have been stored to prevent against unauthorized access and unauthorized alteration and a description of how Seller’s eClosing System and eVault can detect such unauthorized access or alteration; (B) a description of Seller’s eClosing System and eVault controls in place to ensure compliance with applicable eCommerce Laws, including, without limitation, Section 201 of E-SIGN and Section 16 of the UETA; (C) a description of the steps followed by a Mortgagor to execute the eNote or other Electronic Record using Seller’s eClosing System; (D) a copy of each screen, as it would have appeared to the Mortgagor, of the eNote or other Electronic Record that Buyer is trying to enforce, when Mortgagor signed the eNote or other Electronic Record; (E) a description of Seller’s eClosing System and Custodian’s eVault controls in place at the time of signing to ensure the integrity of the data; and (F) testimony by an authorized official or employee of Seller to support admission of the eNote and other Electronic Records into legal proceeding to defend and enforce the eMortgage Loan.

(iii)Seller shall maintain an eClosing System which shall comply with the requirements of Fannie Mae and Freddie Mac with respect to such system.
(iv)Seller shall retain in the Records of each eMortgage Loan subject or proposed to be subject to a Transaction hereunder, the eClosing Transaction Record of such eMortgage Loan and retain such Records in a manner that will provide Buyer or its designees with ready access to such documents and records promptly following any request by Buyer. With respect to any eMortgage Loan subject to or proposed to be subject to a Transaction hereunder, Seller shall provide to Buyer, at any time upon request, with the eNote, any related electronic document, and the Records in a format that is compatible with Buyer’s systems then use.
(b)Access to eClosing Systems, eVaults, and Expertise. Promptly following any request by Buyer, Seller shall, and shall request each Servicer of eMortgage Loans and eVault provider (if any) to, give Buyer access to (i) each eVault storing the Authoritative Copy of any eNote evidencing a Mortgage Loan; (ii) all software and systems used for the origination, management or administration of any Mortgage Loan or any related Mortgage File or Records, and access to all media in which any of such Mortgage File or Records may be recorded or stored; (iii) Seller’s, or such Servicer’s or eVault provider’s know-how, expertise, and relevant data (such as customer lists) regarding any Mortgage Loan or the policies, procedures and processes of such Person in originating, maintaining, servicing and otherwise managing eMortgage Loans and eNotes; and (iv) the personnel responsible for such matters.
(c)Business Continuity and Disaster Recovery. Seller shall maintain, and cause each Servicer of eMortgage Loans and each of Seller’s eVault providers, to maintain, at all times (i) a disaster recovery program, (ii) a business continuity plan, and (iii) an incident response plan (collectively, the “Programs”), each in scope and substance acceptable to Buyer. Seller shall cause each Servicer to comply with Agency requirements with respect to the Programs.
SECTION 34.MISCELLANEOUS
(a)Counterparts. This Repurchase Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned, and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Repurchase Agreement and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.  The parties agree that this Repurchase Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Repurchase Agreement may be accepted, executed, or agreed to through the use of an electronic signature in accordance with E-SIGN, the UETA, and any applicable state law.  Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

(b)Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Repurchase Agreement.
(c)Acknowledgment. Seller hereby acknowledges that:
(i)it has been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement and the other Facility Documents;
(ii)Buyer has no fiduciary relationship to Seller; and
(iii)no joint venture exists between Buyer and Seller.
(d)Documents Mutually Drafted. Seller and Buyer agree that this Repurchase Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents will not be construed against either party as the drafter thereof.
(e)Conflicts. In the event of any conflict between the terms of this Repurchase Agreement, any other Facility Document and any Transaction Confirmation, the documents control in the following order of priority: first, the terms of the Transaction Confirmation prevail and then the terms of the other Facility Documents prevail.
SECTION 35.GENERAL INTERPRETIVE PRINCIPLES
For purposes of this Repurchase Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Repurchase Agreement have the meanings assigned to them in this Repurchase Agreement and include the plural as well as the singular, and the use of any gender herein are deemed to include the other gender;
(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Repurchase Agreement;
(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule also applies to Paragraphs and other subdivisions;
(e)the words “herein”, “hereof”, “hereunder”, and other words of similar import refer to this Repurchase Agreement as a whole and not to any particular provision;
(f)the terms “include” and “including” mean without limitation by reason of enumeration;
(g)all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and
(h)all references herein or in any other Facility Document to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Repurchase Agreement as of the date set forth above.
BUYER:
ROYAL BANK OF CANADA
By: /s/ ELIZABETH KUIT
Name: Elizabeth Kuit
Title: Managing Director
Address for Notices:

Royal Bank of Canada
200 Vesey Street
New York, New York 10281
Attention: Marc Flamino
Telecopier No.: (xxx) xxx-xxxx
Telephone No.: (xxx) xxx-xxxx
Email: xxxxxx@rbc.com

Signature Page to Master Repurchase Agreement

SELLER:
DHI MORTGAGE COMPANY, LTD.
By: DHI MORTGAGE GP, INC.
Its: General Partner
By: /s/ MARK C. WINTER
Name: Mark C. Winter
Title: CFO and Executive Vice President
Address for Notices:
DHI Mortgage Company, Ltd.
10700 Pecan Park Boulevard, Suite 450
Austin, Texas 78750
Email: xxxxxx@dhimortgage.com; xxxxxx@dhimortgage.com
Signature Page to Master Repurchase Agreement